UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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    NORTH STATE BANCORP

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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NORTH STATE BANCORP

6204 Falls of Neuse Road

Raleigh, North Carolina 27609

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 3, 2010

To The Shareholders of North State Bancorp:

The Annual Meeting of Shareholders of North State Bancorp, a North Carolina corporation, will be held at the North Ridge Country Club, 6612 Falls of Neuse Road, Raleigh, North Carolina, on Thursday, June 3, 2010 at 4:30 p.m. for the following purposes:

•	to elect four Class I Directors to serve for three-year terms expiring in 2013;

•	to ratify the appointment of Dixon Hughes PLLC, Raleigh, North Carolina, as our independent registered public accounting firm for the fiscal year ending December 31, 2010; and

•	to act upon such other matters as may properly come before the meeting or any adjournment thereof.

These matters are more fully described in the attached proxy statement.

The Board of Directors has fixed the close of business on April 9, 2010 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof. We cordially invite you to attend the meeting in person. However, to assure your representation at the meeting, please mark, sign, date and return the enclosed proxy as promptly as possible in the enclosed postage-prepaid envelope. If you attend the meeting you may vote in person, even if you returned a proxy.

Our proxy statement and proxy are enclosed, along with our Annual Report to Shareholders and our Form 10-K for the fiscal year ended December 31, 2009.

IMPORTANT – YOUR PROXY IS ENCLOSED

Whether or not you plan to attend the meeting, please execute and promptly return the enclosed proxy in the enclosed envelope. No postage is required for mailing in the United States.

By Order of the Board of Directors

Larry D. Barbour, President and Chief Executive Officer

Raleigh, North Carolina

April 30, 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2010 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 3, 2010: This proxy statement and our 2009 Annual Report to Shareholders are available at: www.northstatebank.com. Scroll to the bottom of the home page and click on the “Proxy Statement” icon.

NORTH STATE BANCORP

6204 Falls of Neuse Road

Raleigh, North Carolina 27609

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

June 3, 2010

INFORMATION CONCERNING SOLICITATION AND VOTING

The enclosed proxy is solicited by the Board of Directors of North State Bancorp, a North Carolina corporation, for use at our Annual Meeting of Shareholders to be held at the North Ridge Country Club, 6612 Falls of Neuse Road, Raleigh, North Carolina, at 4:30 p.m. on Thursday, June 3, 2010, and any adjournment thereof. We will bear the cost of soliciting proxies. In addition to solicitation of proxies by mail, our employees, without extra remuneration, may solicit proxies personally or by telephone. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto. The mailing address of our principal executive offices is 6204 Falls of Neuse Road, Raleigh, North Carolina 27609. Copies of this proxy statement and accompanying proxy card were mailed to shareholders on or about May 3, 2010.

Revocability of Proxies

Any shareholder giving a proxy has the power to revoke it at any time before it is voted by giving a later proxy or written notice to us (Attention: Stacey Koble, Corporate Secretary), or by attending the meeting and voting in person.

Voting

When the enclosed proxy is properly executed and returned (and not subsequently properly revoked), the shares it represents will be voted in accordance with the directions indicated thereon, or, if no direction is indicated thereon, it will be voted:

(1)	FOR the election of the four Class I Director nominees identified herein;

(2)	FOR ratification of the appointment of Dixon Hughes PLLC, Raleigh, North Carolina, as our independent registered public accounting firm for the fiscal year ending December 31, 2010; and

(3)	in the discretion of the proxies with respect to any other matters properly brought before the shareholders at the meeting.

Broker non-votes, abstentions and votes withheld from any director will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions, withheld votes and broker non-votes, if any, are not treated as votes cast and, therefore, will have no effect on the voting on the election of directors or the ratification of the appointment of auditors. Although there is no definitive statutory or case law in North Carolina regarding broker non-votes and abstentions, we believe that our intended treatment of them is appropriate. An independent inspector of elections will count all votes cast at the meeting.

Record Date

Only the holders of record of our common stock at the close of business on the record date, April 9, 2010, are entitled to notice of and to vote at the meeting. On the record date, 7,275,167 shares of our common stock were outstanding. Shareholders are entitled to one vote for each share of common stock held on the record date.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Director Independence

Although our common stock is not listed on Nasdaq, our board of directors has determined to apply Nasdaq’s test for director independence to all of our directors. All of our directors and director nominees are independent under Nasdaq Rule 4200(a)(15) except Larry D. Barbour, our President and Chief Executive Officer. While directors or their associates may obtain loans from our subsidiary North State Bank, these loans do not affect a director’s independence provided each loan is made in compliance with the provisions of the Federal Reserve Board Regulation O and is made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with others and do not involve more than the normal risk of collectibility or present other unfavorable features, and no loan may be classified as non-accrual, restructured or a potential problem loan.

Director Classes

Our bylaws provide that the number of directors is to be set by the board within a range of 8 and 25. The Board has set the number of directors at 13.

Our board of directors is divided into three classes, each class as nearly equal in number as practicable. Each year, one class is elected to serve for three years. At our annual meeting, four Class I directors will be elected for a term of three years, expiring in 2013, or until their successors are elected and qualified. The Class I directors standing for re-election in 2010 and their respective biographical summaries are:

Nominees

Class I Directors – Term Expiring 2010

Name	Age (as of 03/31/10)	Director Since(1)	Business Experience For Last Five Years

Forrest H. Ball	66	2000	President, Hartwell Realty, Inc., Garner, North Carolina since 1986. Among other experience, qualifications, attributes and skills, Mr. Ball’s knowledge and experience in leading local development companies, and his resultant knowledge of the Wake County market, led to the conclusion of our Board that he should serve as a director of our company in light of our business and structure.

Honorable Burley B. Mitchell, Jr.	69	2000	Member/Attorney, Womble Carlyle Sandridge & Rice, PLLC, Raleigh, North Carolina, since 1999; Prior to that, Chief Justice, North Carolina Supreme Court, Raleigh, North Carolina, since February 1982. Among other experience, qualifications, attributes and skills, Mr. Mitchell’s knowledge and experience as a judge with extensive experience in complex business cases, led to the conclusion of our Board that he should serve as a director of our company in light of our business and structure.

Barry W. Partlo	51	2003	President/Owner, Agri Supply Company, Inc., Garner, North Carolina. Among other experience, qualifications, attributes and skills, Mr. Partlo’s knowledge and experience in founding and leading a large retail business operating in several states led to the conclusion of our Board that he should serve as a director of our company in light of our business and structure.

Nutan T. Shah	64	2000	President and Chief Executive Officer, Nine Points, Inc., Raleigh, North Carolina since 1997. Among other experience, qualifications, attributes and skills, Mr. Shah’s knowledge and experience in hotel development and management, as well as other real estate investment experience, led to the conclusion of our Board that he should serve as a director of our company in light of our business and structure.

(1)

Includes service as a director of our subsidiary, North State Bank, prior to its holding company reorganization, including the formation of North State Bancorp, in 2002, except for Mr. Partlo who was first elected in 2003.

Vote Required

The four nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted at the meeting shall be elected as directors. Shareholders do not have cumulative voting rights. Your vote may be cast for or withheld from each nominee.

Our Board of Directors has unanimously approved and recommends that shareholders vote “FOR” the election of the Class I director nominees listed above.

PROPOSAL NO. 2 —

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed the firm of Dixon Hughes PLLC, Raleigh, North Carolina, to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2010. The Board of Directors has ratified this appointment and recommends that the shareholders ratify this appointment. If the appointment of Dixon Hughes PLLC is not ratified by the shareholders, the Audit Committee will reconsider, but might not change, its selection.

Dixon Hughes PLLC has audited our consolidated accounts since we were formed in June 2002, and has audited the accounts of our subsidiary, North State Bank, since it began operations in June 2000, and has advised us that it does not have, and has not had, any direct or indirect financial interest in our company or our subsidiary in any capacity other than that of serving as independent registered public accounting firm. Representatives of Dixon Hughes PLLC are expected to attend the annual meeting. They will have an opportunity to make a statement, if they desire to do so, and will also be available to respond to appropriate questions.

Vote Required

The affirmative vote of the holders of a majority of the shares of our common stock present or represented and voting on this proposal at the meeting shall constitute ratification of the appointment of Dixon Hughes PLLC.

Our Board of Directors has unanimously approved and recommends a vote “FOR” the ratification of the appointment of Dixon Hughes PLLC as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

OTHER INFORMATION

Principal Shareholders

The following table sets forth certain information regarding the ownership of shares of our common stock as of March 31, 2010 by (1) each person known by us to beneficially own more than 5% of the outstanding shares of common stock, (2) each director of our company, (3) each of the Named Executive Officers, as listed in the Summary Compensation Table below, and (4) all directors and executive officers of our company as a group.

This table is based upon information supplied by our executive officers, directors and principal shareholders and from Schedules 13G filed with the Securities and Exchange Commission, or SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Share ownership in each case includes shares issuable upon exercise of options that may be exercised within 60 days after March 31, 2010 for purposes of computing the percentage of common stock owned by such person, but not for purposes of computing the percentage owned by any other person. Unless otherwise noted, the address for each person listed is 6204 Falls of Neuse Road, Raleigh, North Carolina 27609. Applicable percentages are based on 7,274,690 shares outstanding on March 31, 2010.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage Owned (%)
Forrest H. Ball	221,311	3.04
Larry D. Barbour (1)	197,698	2.70
James C. Branch (2)	76,575	1.05
Charles T. Francis (3)	74,841	1.03
Glenn E. Futrell (4)	322,593	4.43
Jeanette W. Hyde (5)	104,984	1.44
J. Keith Keener, M.D. (6)	202,637	2.79
Hon. Burley B. Mitchell, Jr.	51,008	*
Barry W. Partlo (7)	35,901	*
W. Harold Perry (8)	386,050	5.31

Name of Beneficial Owner	Shares Beneficially Owned	Percentage Owned (%)
Nutan T. Shah (9)	269,748	3.71
Fred J. Smith, Jr. (10)	1,210,063	16.64
Jack M. Stancil	84,674	1.16
David M. Shipp (11)	9,000	*
Sandra A. Temple (12)	59,348	*
William Wiley (13)	1,350	*
Kirk A. Whorf (14)	52,233	*
All directors and executive officers as a group (16 persons) (15)	3,360,014	45.72

*	Less than 1%.

(1)	Includes 35,974 shares of common stock obtainable upon exercise of stock options, includes 160 shares held by Mr. Barbour’s wife and 1,500 shares held by Mr. Barbour’s grandchild.
(2)	Includes 16,536 shares of common stock held by Mr. Branch’s minor children.
(3)	Includes 30,252 shares held jointly by Mr. Francis and his wife.
(4)	Includes 142,801 shares of common stock held by Mr. Futrell’s wife.
(5)	Includes 22,328 shares of common stock obtainable upon exercise of stock options.
(6)	Includes 183,726 shares held by a limited partnership of which Mr. Keener is a partner.
(7)	Includes 2,250 shares held by Mr. Partlo’s wife and 2,250 shares held by each of Mr. Partlo’s two children.
(8)	Includes 355,244 shares of common stock held jointly by Mr. Perry and his wife and 4,150 shares held by Mr. Perry as custodian for the benefit of his grandchildren.
(9)	Includes 92,988 shares held by Mr. Shah’s wife.
(10)	Includes 20,666 shares held by Mr. Smith’s wife and 237,073 shares held by his company.
(11)	Includes 9,000 shares of common stock obtainable upon exercise of stock options.
(12)	Includes 5,017 shares of common stock obtainable upon exercise of stock options.
(13)	Includes 1,350 shares of common stock obtainable upon exercise of stock options.
(14)	Includes 1,350 shares of common stock obtainable upon exercise of stock options.
(15)	Includes information contained in (1) – (14).

As of March 31, 2010, none of the shares of our common stock reported above were pledged as security for a loan to either our bank subsidiary, North State Bank, or any other financial institution, except for the following: W. Harold Perry, an aggregate of 350,000 shares; Fred J. Smith, Jr., an aggregate of 487,082 shares; Kirk A. Whorf, 51,383 shares; and Sandra A. Temple, 50,100 shares.

Other Directors

Class II Directors – Term Expiring 2011

Nominees

	Age	Director
Name	(as of 03/31/10)	Since(1)	Business Experience For Last Five Years

Larry D. Barbour	60	2000	President and Chief Executive Officer, North State Bancorp, Raleigh, North Carolina, since June 2002; President and Chief Executive Officer, North State Bank, Raleigh, North Carolina, since November 1999. Among other experience, qualifications, attributes and skills, Mr. Barbour’s knowledge and experience as the founding CEO of our company, and his extensive experience in banking in the Wake County market, led to the conclusion of our Board that he should serve as a director of our company in light of our business and structure.

	Age	Director
Name	(as of 03/31/10)	Since(1)	Business Experience For Last Five Years

Charles T. Francis	47	2000	Managing Member/Attorney, The Francis Law Firm, PLLC, Raleigh, North Carolina. Among other experience, qualifications, attributes and skills, Mr. Francis’s knowledge and experience as a lawyer with extensive experience in complex business cases, led to the conclusion of our Board that he should serve as a director of our company in light of our business and structure.

Ambassador Jeanette W. Hyde	71	2000	Private investments, Raleigh, North Carolina, since 1998; prior to that, U.S. Ambassador to Barbados and the Eastern Caribbean Countries, since 1994. Among other experience, qualifications, attributes and skills, Ms. Hyde’s knowledge and experience as a founder and director of a former publicly traded bank holding company and her experience in other business endeavors, led to the conclusion of our Board that she should serve as a director of our company in light of our business and structure.

Fred J. Smith, Jr.	68	2000	Chief Executive Officer, Fred Smith Family Company, Clayton, North Carolina; Managing Member, Riverwood Golf & Athletic Club, LLC, Raleigh, North Carolina; Chief Executive Officer, C.C. Mangum Co., LLC, Raleigh, North Carolina, since 2005. Among other experience, qualifications, attributes and skills, Mr. Smith’s knowledge and experience in leading local real estate companies, and his resultant knowledge of the Wake County market, led to the conclusion of our Board that he should serve as a director of our company in light of our business and structure.

(1)	Includes service as a director of our subsidiary, North State Bank, prior to its holding company reorganization, including the formation of North State Bancorp, in 2002.

Class III Directors – Term Expiring 2012

Name	Age (as of 03/31/10)	Director Since(1)	Business Experience For Last Five Years

James C. Branch	58	2000	President, Hand-up Foundation since 2006; President, Nova Development Group, Raleigh, North Carolina, from 1981 to 2006. Among other experience, qualifications, attributes and skills, Mr. Branch’s knowledge and experience in leading local real estate companies, and his resultant knowledge of the Wake County market, led to the conclusion of our Board that he should serve as a director of our company in light of our business and structure.

Glenn E. Futrell	68	2000	President/Owner, Roanoke Properties Limited Partnership, Manteo, North Carolina, since 1984. Among other experience, qualifications, attributes and skills, Mr. Futrell’s knowledge and experience in founding and leading a regional company, his experience in property development and his prior service on another

Name	Age (as of 03/31/10)	Director Since(1)	Business Experience For Last Five Years
			public company, led to the conclusion of our Board that he should serve as a director of our company in light of our business and structure.

J. Keith Keener, M.D.	60	2000	Private investments since 2008; prior to that, Senior Partner, Wake Nephrology Associates, Physician, Raleigh, North Carolina, from 1983 to 2008. Among other experience, qualifications, attributes and skills, Dr. Keener’s knowledge and experience in the medical community, which is a major niche market of ours, led to the conclusion of our Board that he should serve as a director of our company in light of our business and structure.

W. Harold (Hal) Perry	60	2000	Broker/Owner, RE/MAX UNITED; President, Real Estate Marketing & Consulting, Inc., Raleigh, North Carolina, since 1993. Among other experience, qualifications, attributes and skills, Mr. Perry’s knowledge and experience in leading local real estate companies, and his resultant knowledge of the Wake County market, led to the conclusion of our Board that he should serve as a director of our company in light of our business and structure.

Jack M. Stancil	68	2000	Vice President, Stancil & Company, Certified Public Accountants, Raleigh, North Carolina, since 2001, and President from 1975 to 2001. Among other experience, qualifications, attributes and skills, Mr. Stancil’s knowledge and experience in public accounting led to the conclusion of our Board that he should serve as a director of our company in light of our business and structure.

(1)	Includes service as a director of our subsidiary, North State Bank, prior to its holding company reorganization, including the formation of North State Bancorp, in 2002.

Director Compensation

In fiscal 2009, our directors were entitled to receive a $1,000 annual retainer, except for the Chairman of the Board and the Chairman of the Audit Committee, the Loan Committee, the Executive Committee, the Community Reinvestment Act (CRA) Committee and the Compensation Committee, who were entitled to receive annual retainers of $3,500, $3,500, $3,500, $2,000, $1,550 and $3,000, respectively, and the Vice Chairman of the Loan Committee, the Compensation Committee, the Asset/Liability Committee and the Audit Committee, who were entitled to receive annual retainers of $2,750, $2,500, $2,000 and $1,750, respectively. Directors also were entitled to receive $250 for each Board meeting, $350 for each Executive Committee meeting, $250 for each Audit Committee, Loan Committee, CRA Committee and Asset/Liability Committee and $200 for each Compensation Committee and Real Estate Committee meeting, whether they attended the meetings or not. The Board elected not to receive any cash fees in 2009.

In December 2001, we implemented a non-qualified deferred compensation plan for directors. Under the plan, a director could elect to defer receipt of all or a portion of his or her director’s fees that would otherwise be payable in cash. At the end of each calendar year, the deferred fees were converted, using a formula based upon 125% of the dollar amount of fees deferred and the fair value of our common stock at the beginning of the year, into a hypothetical number of shares, or phantom shares, credited to the director’s account. The deferral plan was implemented early in our operations and was used as a means to not have to pay cash to directors as well as to serve as incentive compensation by tying the value of the deferred accounts to our stock price. Based on the increase in the value of these deferred accounts over time due to the increase in our stock price, which we deemed sufficient compensation for our directors, and due to the charge to earnings required annually as the deferred accounts increased in value, effective December 31, 2006, the amount of phantom shares credited to a director under the plan was converted to a cash amount based on a value of $24.00 per phantom share. Beginning January 1, 2007, this amount was credited to a bookkeeping account for each director, and each month a rate of earnings is credited to the account for the month equal to the 3-month LIBOR rate in effect on the last business day of the month plus 2%. This rate of earnings was suspended in 2009 as part of our cost saving measures. The amount credited to the account will be paid to the director or to his beneficiary upon termination of his or her directorship, a specific date selected by the director, a change of control, unforeseeable emergency, or death.

In late 2006 we approved a new deferred compensation plan for directors. Under this plan, a director may elect to defer the payment of all or a portion of his or her director’s fees, beginning with 2007 fees that would otherwise have been paid currently. Fees deferred are credited to a bookkeeping account kept by us for the director. Each month the bookkeeping account is increased for additional deferred amounts. The amount credited to the bookkeeping account will be paid to the director or to his or her beneficiary upon termination of his or her directorship, a specific date selected by the director, a change of control, unforeseeable emergency, or death. In 2007, the fees deferred were increased by 25%. Beginning in January 2008, we discontinued the 25% increase for fees earned that are also deferred.

Beginning in January 2008, we established an incentive cash compensation program pursuant to which an aggregate of 2.5% of our net income in fiscal year 2008 was to be paid to the directors. In each subsequent year, the amount will be an aggregate of 5.0% of our net income in that year. The amount to be paid to a director will be based on his or her attendance. The number of meetings attended by a director in a year will be divided by the total meetings held by the board and all committees in that year. The resulting fraction will be the amount of the compensation pool in that year to which the director will be entitled for that year. The directors waived the payment due under this plan for 2009.

In 2000, we granted to our directors stock options for an aggregate of 578,586 shares of our common stock to serve as long-term incentive compensation. For the same purpose, in 2003, we granted an option for 11,387 shares to a director at the time of his election to the board in that year. We do not grant stock options to non-employee directors on an annual or other regular basis and have not granted any options to our non-employee directors other than those described above. We believe that the initial grants of options as described have adequately served, to date, as appropriate long-term incentive compensation to our non-employee directors. We might in the future consider additional equity-based compensation for our non-employee directors.

The following table shows the compensation earned by each of our non-employee directors for the year ended December 31, 2009.

Non-Employee Director Compensation in Fiscal 2009

Name (1)	Fees Earned or Paid in Cash (2)	Option Awards ($)(3)	Change in Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)

Forrest H. Ball	$-0-	$-0-	-0-	-0-	$-0-

James C. Branch	-0-	-0-	-0-	-0-	-0-

Charles T. Francis	-0-	-0-	-0-	-0-	-0-

Glenn E. Futrell	-0-	-0-	-0-	-0-	-0-

C. Thomas Hendrickson(4)	-0-	-0-	-0-	-0-	-0-

Jeanette W. Hyde	-0-	-0-	-0-	-0-	-0-

J. Keith Keener, M.D.	-0-	-0-	-0-	-0-	-0-

Hon. Burley B. Mitchell, Jr.	-0-	-0-	-0-	-0-	-0-

Barry W. Partlo	-0-	-0-	-0-	-0-	-0-

W. Harold Perry	-0-	-0-	-0-	-0-	-0-

Nutan T. Shah	-0-	-0-	-0-	-0-	-0-

Fred J. Smith, Jr.	-0-	-0-	-0-	-0-	-0-

Jack M. Stancil	-0-	-0-	-0-	-0-	-0-

(1)	Larry D. Barbour, our President and Chief Executive Officer, is not included in this table as the fees he received as a director in 2009 are disclosed in the column titled “All Other Compensation” in the Summary Compensation Table below.

(2)	Consists of the annual board retainer, board and committee meeting fees, and committee chair retainers. Each non-employee director deferred all of his or her 2009 cash compensation pursuant to the deferred compensation plan for directors.
(3)	As of December 31, 2009, the number of shares underlying options held by each non-employee director was as follows: no shares for Mr. Ball; no shares for Mr. Branch; no shares for Mr. Francis; no shares for Mr. Futrell; 84,792 shares for Mr. Hendrickson; 22,328 shares for Ms. Hyde; no shares for Dr. Keener; no shares for Mr. Mitchell; no shares for Mr. Partlo; no shares for Mr. Perry; no shares for Mr. Shah; no shares for Mr. Smith; and no shares for Mr. Stancil.
(4)	Mr. Hendrickson resigned from the Board on March 1, 2010.

Board of Director Meetings

The business of our company is under the general oversight of the Board of Directors as provided by the laws of North Carolina and our bylaws. During the fiscal year ended December 31, 2009, the Board of Directors held 8 meetings. Each person who was a director during 2009 attended at least 75% of the Board of Directors meetings and the meetings of the committees on which he or she served.

As a community banking organization, we strongly encourage all of our directors to attend our annual meetings of shareholders. At the 2009 annual meeting, 11 of our then 14 directors were in attendance.

Committees

Our board of directors has established, among others, an Executive Committee, an Audit Committee, a Compensation Committee, a Loan Committee, an Asset/Liability Committee and a Risk Management Committee. The Executive, Loan, Asset/Liability and Risk Management Committees are not subject to independence standards as are the Audit and Compensation Committees.

Executive Committee. The Executive Committee is composed of directors Barbour (Chairman), Ball, Francis, Futrell, Keener, Perry, Smith and Stancil. The Executive Committee has the power to act on behalf of the full Board of Directors in nearly all matters concerning our operations. The Executive Committee also serves as the nominating committee, and, in this capacity, recommends to the Board the names of persons to be considered for nomination and election to the Board. The Executive Committee does not operate pursuant to a written charter. For a discussion of the Committee’s process for director nominations, see “Director Nominations.” The Executive Committee held 12 meetings in 2009.

Audit Committee. The Audit Committee is composed of directors Stancil (Chairman), Francis (Vice Chairman), Hyde, Mitchell and Shah, none of whom are our employees. The Audit Committee is responsible for the hiring and retention of our independent auditors. In addition, the Audit Committee reviews the findings of external audits and examinations, and provides general oversight of the internal audit function.

The Audit Committee operates pursuant to a written charter, a copy of which was provided to our shareholders in our proxy statement for the 2009 annual meeting of shareholders. The Audit Committee held 5 meetings in 2009.

Compensation Committee. The Compensation Committee is composed of directors Smith (Chairman), Francis, Keener and Stancil, none of whom are our employees.

The Compensation Committee is responsible for evaluating and determining the compensation of our Chief Executive Officer and the Board of Directors. The Compensation Committee operates pursuant to a written charter, a copy of which is set forth as Appendix A to this proxy statement. The Compensation Committee may not delegate its authority to another body or entity.

In carrying out its duties, the Compensation Committee does not allow our President and Chief Executive Officer, Larry D. Barbour, to participate in the Committee’s deliberations on Mr. Barbour’s compensation, but may solicit his input. The Compensation Committee held 5 meetings in 2009.

Loan Committee. The Loan Committee is composed of directors Futrell (Chairman), Barbour, Keener, Partlo and Perry (Vice Chairman). The Loan Committee is responsible for reviewing our loan portfolio and approving loans in excess of $3 million.

Asset/Liability Committee. The Asset/Liability Committee is composed of directors Keener (Chairman), Ball, Barbour, Partlo and Shah. The Asset/Liability Committee is responsible for managing the interest rate risk associated with our deposits and loans, oversight of the investment portfolio and overall bank funding.

Risk Management Committee. The Risk Management Committee is composed of directors Smith (Chairman), Francis, Futrell, Keener, Perry and Stancil. The Risk Management Committee oversees our risk management function, and reviews the activities of our regulatory compliance efforts. While our board of directors is responsible for our company’s risk oversight, it has delegated that role to the Risk Management Committee. In fulfilling that role, the Risk Management Committee focuses on our general risk management strategy, the most significant risks facing our company, and ensures that appropriate risk mitigation strategies are implemented by management. The Risk Management Committee reports to the full board as appropriate on its efforts at risk oversight, and will report any matter that rises to the level of a material or enterprise level risk.

Executive Officers

The following table sets forth certain information concerning our executive officers as of March 31, 2010:

Name	Age (as of 03/31/10)	Position with North State Bank and Business Experience for Last Five Years

Larry D. Barbour	60	President and Chief Executive Officer, North State Bancorp, Raleigh, North Carolina, since June 2002; President and Chief Executive Officer, North State Bank, Raleigh, North Carolina, since November 1999.

David M. Shipp	53	Executive Vice President and Chief Credit Officer since September 2007, North State Bank, Raleigh, North Carolina; prior to that, various positions, most recently Senior Vice President, with Wachovia Bank, Raleigh, North Carolina from 1987 to August 2007.

Sandra A. Temple	58	Executive Vice President since July 2005 (Senior Vice President from March 2000 to July 2005) and Chief Operations Officer since March 2000, North State Bank, Raleigh, North Carolina, since March 2000.

William H. Wiley	54	Executive Vice President since November 2009 (Senior Vice President from May 2006 to November 2009) and Chief Risk Officer/Internal Auditor since May 2006, North State Bank, Raleigh, North Carolina; General Manager Bedford Automotive from May 2003 to April 2006; prior to that, various positions, most recently Vice President, with Wachovia Bank, Winston-Salem, North Carolina from May 1980 to April 2003.

Kirk A. Whorf	52	Chief Financial Officer, North State Bancorp, Raleigh, North Carolina, since June 2002; Executive Vice President since July 2005 (Senior Vice President from March 2000 to July 2005) and Chief Financial Officer since March 2000, North State Bank, Raleigh, North Carolina.

Compensation Discussion and Analysis

General

The Board of Directors, acting on its own and through the Compensation Committee, seeks to establish and implement a compensation system that is performance-oriented and designed to enable us to attract, retain and motivate our executive officers, reward performance for an individual’s contribution to our company, provide long-term incentive compensation through equity grants, and promote long-term shareholder value. The Board of Directors sets the compensation for our Chief Executive Officer. Our Chief Executive Officer sets the compensation for our other executive officers and advises the Compensation Committee on that compensation. While our President and Chief Executive Officer reviews and discusses with the Compensation Committee the salaries and incentive compensation for all of our Named Executive Officers, he was and is excluded from discussions regarding his own salary, incentive cash compensation and incentive stock compensation. We refer to our Chief Executive Officer and the other executive officers named in the Summary Compensation Table below as our Named Executive Officers.

Base Salary

The Compensation Committee establishes the base salary for our Chief Executive Officer, Larry D. Barbour. The Chief Executive Officer establishes the base salary for the other Named Executive Officers and all other employees. The

Named Executive Officer salaries are then reviewed by the Compensation Committee. Mr. Barbour does not participate in the discussion or determination of his own salary. The Compensation Committee has in the past reviewed comparisons of executive compensation prepared by an industry association, but only as a guide to determine if our salaries were competitive, not as a means to establish or otherwise benchmark the salaries we pay our Named Executive Officers. In 2008, the Compensation Committee hired VisionLink for Banks, a compensation consultant based in Austin, Texas, to assist the Compensation Committee by advising it on the level and components of compensation paid to our Chief Executive Officer and the board of directors. As of the date of this proxy statement, VisionLink had not completed its review and we did not pay VisionLink any fees in 2009.

In establishing base salaries, we strive to set fair and competitive salaries. We believe that salaries should be set high enough to attract and retain our Named Executive Officers and other officers and employees. In this manner, base salaries provide sufficient compensation for continued performance by a Named Executive Officer in the event that our company’s performance does not generate incentive cash compensation in a given year. We believe this leads toward longevity and stability among our Named Executive Officers and other officers and employees. We generally increase base salaries each year to provide continued incentive to remain in our employment. We also will provide larger salary increases, if appropriate, to recognize a Named Executive Officer’s performance and contributions to our company over the course of his or her employment. In some cases, an increase also will take into account the length of time that has elapsed since a Named Executive Officer’s last significant salary increase.

Incentive Cash Compensation

We provide additional cash compensation in the form of an annual management cash incentive plan. Within the plan, each Named Executive Officer can receive incentive cash compensation of up to a designated dollar amount or a percentage of his or her salary. The Compensation Committee establishes the goals and amounts for our Chief Executive Officer and he, in turn, establishes the goals and amounts for the other Named Executive Officers, which he reviews with the Compensation Committee. The dollar amount and percentages are established each year at the time the plan is developed. In the first quarter of each year, company performance goals are established. In addition, personal goals may be established for each Named Executive Officer. Personal goals, if established, are tied to performance within the Named Executive Officer’s area of responsibility and his or her job functions. Alternatively, we may establish more general strategic leadership goals for each Named Executive Officer or combine these goals with specific performance goals. In addition, each company goal and personal goal, if any, generally is assigned a percentage of the Named Executive Officer’s potential incentive cash compensation; if less than all of a particular goal is met, the Named Executive Officer’s potential incentive cash compensation will be reduced accordingly. In 2009, as part of our cost savings measures, we did not implement any cash incentive plan.

Long-Term Equity Compensation

As part of our philosophy of providing long-tem incentive compensation to our employees, which we believe encourages better performance and resulting benefits to our shareholders, we grant stock options from time to time to employees. When our bank was established in June 2000, we granted options to all of our executive officers at the time, which included three of our Named Executive Officers. Thereafter, as individuals have been hired, they are considered for option grants, based on their performance. In some cases, options are granted upon an executive’s hiring as an inducement to his or her employment. These grants are recommended by our Chief Executive Officer and reviewed by the Compensation Committee. We do not grant options to officers or employees on a regular annual basis or pursuant to any established formula. In 2006, we granted stock options to a broad group of our employees, including our then Named Executive Officers, except for our Chief Executive Officer, due to the positive performance of our company and the fact that many of our officers and employees had not received an option grant since we began operations in 2000. This grant was in line with our belief in tying our Named Executive Officers’ compensation, as well as that of our other employees, to our company’s performance and specifically our stock price. We granted options to Mr. Shipp upon his employment in September 2007.

Employment and Change in Control Agreements

We have used a limited number of employment and change in control agreements as a means to attract and retain executive officers. These are more fully discussed under “–Employment and Change in Control Agreements” below. We believe that these agreements provide our Named Executive Officers with the assurance that their employment is a long-term arrangement and provide us with the assurance that the officers’ services will be available to us for the foreseeable future.

These agreements also provide our Named Executive Officers with assurance that their compensation will be protected in the event there is a change in control of our company. Business combination transactions are not uncommon in the financial industry generally or among North Carolina community banks and bank holding companies specifically. As a result, change in control agreements are standard among North Carolina banks and many executive officers and key employees demand such agreements as a condition of their employment. At the same time, we believe these provisions are beneficial to our company by providing a contractual financial incentive for executives to maximize shareholder value even when facing a potential outcome, a change-in-control and termination of employment that may not be in the personal interest of the Named Executive Officer. For any severance to be due under our change in control agreements with our Named Executive Officers, each agreement requires both a change in control and a change in the officer’s status within a pre-determined period of time which adversely affects the officer, commonly referred to as a “double trigger” payment. In this way, the Named Executive Officer cannot simply leave employment after a change in control and collect severance.

Perquisites and Other Compensation

We provide our employees, including our Named Executive Officers, a 401(k) retirement savings plan to which we make matching contributions (only a partial match was made in 2009 as part of our cost saving measures), a group health plan and group term life insurance. We also provide our Chief Executive Officer an annual car allowance and the use of a country club for business purposes. From time to time we might provide a cash bonus for superior performance or provide other compensation to one or more of our Named Executive Offices. All of these perquisites and other compensation are included in the Summary Compensation Table below.

Summary Compensation Table

The following table sets forth all compensation we paid in the fiscal years ended December 31, 2007, 2008 and 2009 to our Named Executive Officers.

Name and Principal Position	Year	Salary	Bonus	Option Awards (1)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings (2)	All Other Compensation (3)	Total
Larry D. Barbour	2009	$325,012	-0-	-0-	-0-	-0-	$62,806	$387,818
President and	2008	$325,012	-0-	-0-	$35,000	-0-	$89,552	$449,564
Chief Executive Officer	2007	$275,028	-0-	-0-	$20,000	$13,456	$71,649	$380,133

Kirk A. Whorf	2009	$141,410	-0-	-0-	-0-	-0-	$25,966	$167,376
Chief Financial Officer	2008	$140,010	-0-	-0-	$5,000	-0-	$85,565	$230,575
	2007	$131,706	-0-	-0-	$4,500	-0-	$8,716	$144,922

David M. Shipp (4)	2009	$156,006	$541	-0-	-0-	-0-	$3,831	$160,378
Chief Credit Officer	2008	$151,014	-0-	-0-	$8,000	-0-	$9,236	$168,250
	2007	$40,389	-0-	-0-	-0-	-0-	$2,400	$42,789

Sandra A. Temple	2009	$155,312	-0-	-0-	-0-	-0-	$29,472	$184,784
Chief Operations Officer	2008	$145,751	-0-	-0-	$10,000	-0-	$39,686	$195,437
	2007	$135,901	-0-	-0-	$5,000	-0-	$11,107	$152,008

William H. Wiley	2009	$107,020	-0-	-0-	-0-	-0-	$2,630	$109,650
Chief Risk Officer	2008	$104,515	-0-	-0-	$5,000	-0-	$7,835	$117,350
	2007	$99,012	-0-	-0-	$3,000	-0-	$6,534	$108,546

(1)	The dollar value represents the aggregate grant date fair value of the option awards computed in accordance with Financial Accounting Standards Board Accounting Standards Certification Topic 718, Stock Compensation, as modified or supplemented, or FASB ASC Topic 718. There were no forfeitures of options in 2007, 2008 or 2009 among our Named Executive Officers.

(2)	For a description of the directors’ deferred compensation plan, see “Director Compensation.” Mr. Barbour, as the only employee director we have, is the only Named Executive Officer to participate in the directors’ deferred compensation plan. Consists of interest earned on the directors’ deferred compensation account that was deemed to be above market rate in the year reported.

(3)

These amounts represent the following in 2009, 2008 and 2007, respectively: for Mr. Barbour, $7,130, $20,500 and $17,228 in 401(k) matching contributions, $2,676, $1,733 and $1,831 in life insurance premiums paid by us on his behalf, $31,494, $31,494 and $26,772 in automobile allowance, $21,506, $14,812 and $10,693 in country club dues, $-0-, $10,700 and $12,100 in directors fees, all of which director fees Mr. Barbour deferred pursuant to the directors’

deferred compensation plan, $-0-, $-0- and $3,154 in interest earned on his deferred compensation account that was deemed to be above market rate; for Mr. Whorf, $4,075, $12,721 and $7,902 in 401(k) matching contributions, $641, $844 and $814 in life insurance premiums paid by us on his behalf, and $21,250 and $72,000 in 2009 and 2008 in special allowance for forbearance in the sale of shares of company stock; for Mr. Shipp, $3,120, $8,436 and $2,250 in 401(k) matching contributions and $711, $800 and $150 in life insurance premiums paid by us on his behalf; for Ms. Temple, $3,680, $10,276 and $8,154 in 401(k) matching contributions, $3,469, $3,898 and $2,953 in life insurance premiums paid by us on her behalf, and $22,323 and $25,512 in 2009 and 2008 in special allowance for forbearance in the sale of shares of company stock; and for Mr. Wiley, $2,140, $7,242 and $5,941 in 401(k) matching contributions and $490, $593 and $594 in life insurance premium paid by us on his behalf.

(4)	Mr. Shipp began employment in September 2007.

Incentive Cash Compensation Awards and Equity Grants, Exercises and Holdings

Incentive Cash Compensation Awards and Option Grants

The following table sets forth information concerning potential incentive cash compensation capable of being earned in and all grants of stock options made during the year ended December 31, 2009 to the Named Executive Officers.

Grants of Plan-Based Awards in Fiscal 2009

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Option Awards; Number of Securities Underlying Options	Exercise Price of Option Award	Grant Date Fair Value of Option Awards
Name	Grant Date	Threshold	Target	Maximum
Larry D. Barbour	N.A.	—	—	—	-0-	—	-0-
Kirk A. Whorf	N.A.	—	—	—	-0-	—	-0-
David M. Shipp	N.A.	—	—	—	-0-	—	-0-
Sandra A. Temple	N.A.	—	—	—	-0-	—	-0-
William H. Wiley	N.A.	—	—	—	-0-	—	-0-

(1)	We did not implement an incentive cash compensation plan in 2009.

Option Holdings and Fiscal Year-End Option Values

The following table sets forth information concerning unexercised options held by each Named Executive Officer as of December 31, 2009.

Outstanding Equity Awards at Fiscal Year-End 2009

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Larry D. Barbour	170,974	(1)	-0-	2.66	June 1, 2010

Kirk A. Whorf	1,350	(2)	900	11.29	August 7, 2016

David M. Shipp	6,000		9,000(3)	17.00	September 10, 2017

Sandra A. Temple	2,991 2,025	(1) (2)	-0- 1,350	2.66 11.29	June 1, 2010 August 7, 2016

William H. Wiley	1,350	(4)	900	11.29	August 7, 2016

(1)	The options were granted on June 1, 2000 and vested 20% on each of the subsequent five anniversary dates.
(2)	The options were granted on August 7, 2006 and vest 20% on each of the subsequent five anniversary dates.
(3)	The options were granted on September 10, 2007 and vest 20% on each of the subsequent five anniversary dates.
(4)	The options were granted on August 7, 2006 and vest 20% on each of the subsequent five anniversary dates.

Option Exercises

The following table sets forth information on the aggregate number and value of all options exercised by Named Executive Officers in 2009.

Option Exercises in Fiscal 2009

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)

Larry D. Barbour	-0-	-0-
Kirk A. Whorf	-0-	-0-
David M. Shipp	-0-	-0-
Sandra A. Temple	20,000	47,800
William H. Wiley	-0-	-0-

(1)	The aggregate value realized equals the difference between the fair market value of the shares acquired, based on the closing sale price, if any, or closing bid price per share of our common stock on the Over-the-Counter Bulletin Board on the date of exercise, and the exercise price for the underlying stock options.

2009 Nonqualified Deferred Compensation Table

We do not provide deferred compensation plans for our officers and employees. Our directors are entitled to participate in our Deferred Compensation Plan for Directors, which allows participants to defer all or a portion of the fees they receive for service as directors. We do not contribute to this plan nor is this plan tax-qualified. This deferral plan is more fully described under “Other Information – Director Compensation.” Our President and Chief Executive Officer, Larry D. Barbour, also is a director and participates in this plan.

The following table contains information with respect to the participation of Mr. Barbour in our Deferred Compensation Plan for Directors in fiscal 2009. All amounts deferred by Mr. Barbour in 2009 also are reported in the Summary Compensation Table.

Nonqualified Deferred Compensation

Name	Executive Contributions in 2009	Registrant Contributions in 2009	Aggregate Earnings in 2009	Aggregate Withdrawals/ Distributions	Aggregate Balance at 12/31/2009

Larry D. Barbour	-0-	-0-	-0-	-0-	$231,083

Employment and Change in Control Agreements

We have entered into an employment agreement with Larry D. Barbour, our President and Chief Executive Officer. The agreement has a three-year term and automatically renews on June 1 of each year for an additional year, unless notice is given by us or Mr. Barbour at least 30 days before the renewal date, so that the term of the agreement will be for three years at all times. For fiscal 2010, Mr. Barbour’s annual salary is $325,000. If we terminate Mr. Barbour except for cause, he would receive three years of his most recent salary and incentive cash compensation and bonus, if any. In the event of our sale or other change in control that results in the termination or diminished compensation, duties or benefits of Mr. Barbour, or relocation requiring a change in his residence or a material increase in the amount of travel normally required of him, he would receive three times his most recent salary and incentive cash compensation and bonus, if any, and the continuation of health and other insurance benefits until age 65. Continuation of the health and other insurance benefits will cease if Mr. Barbour finds other employment that provides coverage. In addition, the ownership of all club memberships, automobiles and other perquisites in which Mr. Barbour is in possession prior to termination shall be transferred to him, at no cost to him, other than any income tax cost he may incur as a consequence of such transfer.

We also have entered into an agreement with each of David M. Shipp, Kirk A. Whorf, Sandra A. Temple and William H. Wiley whereby in the event of our sale or other change in control that results in the termination (other than for cause, death or retirement), diminished compensation or benefits, or relocation requiring a change in residence or a material increase in the amount of travel normally required of the officer, each agreement provides for the payment of three times the officer’s most recent salary and incentive cash compensation and bonus, if any, and the continuation of health and other insurance benefits for three years after termination, except that Mr. Shipp will receive benefits for 18 months after termination, and Mr. Wiley will receive two times his most recent salary and incentive cash compensation and bonus, if any, and the continuation of health and other insurance benefits for 18 months after termination. Continuation of the health and other insurance benefits will cease if the officer finds other employment that provides coverage.

For all of these agreements, a change in control is defined as:

•	the acquisition at any time by a person or group of shares of more than 40% of our common stock unless the acquisition is approved by our board of directors;
•

the termination, for any reason other than death, disability or retirement, of a majority of our directors in a two-year period unless the election of or nomination for election of each new director during such period was approved by a vote of at least a majority of the directors still in office who were directors at the beginning of the period;

•	approval by our shareholders of any sale or disposition of substantially all of the assets of our company; or
•

approval by our shareholders of any merger or other consolidation that results in the persons who were shareholders immediately prior to the merger or consolidation owning less than 50% of stock of the surviving corporation.

If the severance payments called for in the agreements for Mr. Barbour, Mr. Whorf, Mr. Shipp, Ms. Temple and Mr. Wiley had been triggered on December 31, 2009, we would have been obligated to make the following payments:

Name	Cash Payment Per Month (# of months paid)	Benefits ($ per month) and (# of months paid)		Number of Options that Would Vest (Market Value)(1)

Larry D. Barbour	$27,084 (36 mos.)	$616	(72 mos.)	-0-

Kirk A. Whorf	$12,000 (36 mos.)	$537	(36 mos.)	900 ($-0-)

David M. Shipp	$13,607 (36 mos.)	$526	(18 mos.)	9,000 ($-0-)

Sandra A. Temple	$13,738 (36 mos.)	$803	(36 mos.)	1,350 ($-0-)

William H. Wiley	$8,918 (24 mos.)	$554	(18 mos.)	900 ($-0-)

(1)	The market value equals the difference between $4.25, the fair market value of the shares that could be acquired based on the closing sale price per share of our common stock on the Over-the-Counter Bulletin Board on December 31, 2009 and the exercise prices for the underlying stock options.

Pursuant to the stock option agreements between us and the Named Executive Officers, in the event of a merger or other change in control of our company (as defined above), vesting of outstanding stock options will automatically accelerate.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management and, based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by:	THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Fred J. Smith, Jr., Chair

Charles T. Francis

J. Keith Keener, M.D.

Jack M. Stancil

Compensation Committee Interlocks and Insider Participation

Charles T. Francis, J. Keith Keener, M.D., Fred J. Smith, Jr. and Jack M. Stancil served as members of our Compensation Committee during all of 2009. None of these individuals was at any time during 2009 or at any other time an officer or employee of our company or of our subsidiary, North State Bank. No interlocking relationship exists between any member of our Compensation Committee and any member of any other company’s board of directors or compensation committee.

Transactions with Management

We have had, and expect to have in the future, banking transactions in the ordinary course of business with our executive officers, directors and their associates, on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with third parties. In the opinion of our management, these transactions have not and will not involve more than the normal risk of collectibility or present other unfavorable features. All such outstanding loans to our current directors and executive officers were current and in good standing on December 31, 2009. These loans were made in compliance with federal banking regulations and therefore are allowed to be made under the provisions of the Sarbanes-Oxley Act of 2002.

We lease the space for our downtown Raleigh office from a company of which our former director, C. Thomas Hendrickson, who resigned on March 1, 2010, is the manager. The rent began in November 2006 at the rate of $84,000 per year and increases by 5% in each of the five years of the lease. Our board of directors, without the involvement of Mr. Hendrickson, approved the lease after a review of its terms and upon the advice of management.

Report of the Audit Committee

The Audit Committee has reviewed and discussed our consolidated audited financial statements for fiscal 2009 with management. The Audit Committee has discussed with Dixon Hughes PLLC, our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended. The Audit Committee has received the written disclosures and the letter from Dixon Hughes required by Independence Standards Board Standard No. 1, as modified or supplemented, and has discussed with Dixon Hughes its independence. Based on the review and discussions described above, among other things, the Audit Committee recommended to the Board of Directors that the consolidated audited financial statements be included in our Annual Report on Form 10-K for fiscal 2009.

The Board of Directors has determined that the members of the Audit Committee are independent as defined in Nasdaq Rule 4200(a)(15) although our common stock is not listed on Nasdaq. The Board of Directors also has determined that Jack M. Stancil is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K.

Audit Fees. Audit fees include fees billed to us by Dixon Hughes in connection with the annual audit of our consolidated financial statements, reviews of our interim financial statements, report production assistance related to these consolidated financial statements and review thereof and procedures related to the comfort letter for the issuance of subordinated debentures. The aggregate fees billed or expected to be billed to us by Dixon Hughes for such audit services rendered for the fiscal years ended December 31, 2008 and 2009 were $146,980 and $94,000, respectively.

Audit-Related Fees. Audit related services consist solely of routine accounting consultations. The aggregate fees billed to us by Dixon Hughes for audit-related services for the fiscal years ended December 31, 2008 and 2009 were $9,625 and $8,139, respectively.

Tax Fees. Tax fees include corporate tax compliance, assistance with an IRS examination as well as advisory services. The aggregate fees billed to us by Dixon Hughes for tax related services for the fiscal years ended December 31, 2008 and 2009 were $10,200 and $19,650, respectively.

All Other Fees. During the fiscal years ended December 31, 2008 and 2009, Dixon Hughes did not bill us for any other fees.

The Audit Committee of the Board of Directors considered all of the above activities to be compatible with the maintenance of Dixon Hughes’ independence. The Audit Committee discussed these services with Dixon Hughes and our management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Although the Audit Committee does not have formal pre-approval policies and procedures in place, it pre-approved all of the services performed by Dixon Hughes as discussed above, as required by SEC regulation.

Submitted by:	The Audit Committee

	Jack M. Stancil, Chairman	Charles T. Francis
	Jeannette W. Hyde	Hon. Burley B. Mitchell, Jr.
Nutan T. Shah

This Audit Committee Report shall not be deemed to be filed with the SEC or incorporated by reference into any of our previous or future filings with the SEC, except as otherwise explicitly specified by us in any such filing.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Securities Exchange Act, our directors and executive officers are required to file reports with the SEC indicating their holdings of and transactions in our equity securities. To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required, there were no reports required under Section 16(a) of the Exchange Act which were not timely filed during the fiscal year ended December 31, 2009, except: a report for J. Keith Keener due on February 10, 2009 that was filed on March 13, 2009 to report the purchase of 100 shares of stock; a report for Fred J. Smith, Jr. due on February 12, 2009 that was filed on February 17, 2009 to report the purchase of 626 shares of stock; a report for Barry W. Partlo due on May 8, 2009 that was filed on June 16, 2009 to report the exercise of options for the purchase of 2,277 shares of stock; a report for Forrest H. Ball due on June 25, 2009 that was filed on June 29, 2009 to report the purchase of 100 shares of stock; and an initial report for William H. Wiley due on November 23, 2009 that was filed on April 22, 2010 to report his becoming a reporting person under Section 16(a).

CORPORATE GOVERNANCE

We have adopted a Code of Business Conduct that is designed to promote the highest standards of ethical conduct by our directors and employees. The Code of Business Conduct requires that our directors and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in our company’s best interest. In addition, as required by SEC regulations, we have adopted a Code of Ethics for our chief executive officer, chief financial officer, chief accounting officer or controller, or persons performing similar functions for our company.

As a mechanism to encourage compliance with the Code of Business Conduct and the Code of Ethics, we have established procedures to receive, retain, and address complaints received regarding accounting or auditing matters. These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner.

DEADLINE FOR SHAREHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

Shareholders having proposals that they desire to present at next year’s annual meeting of our shareholders should, if they desire that such proposals be included in our proxy statement relating to such meeting, submit such proposals in time to be received by us not later than December 31, 2010. To be so included, all such submissions must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act and we direct your close attention to that rule. In addition, management’s proxy holders will have discretion to vote proxies given to them on any shareholder proposal of which we do not have notice prior to March 19, 2011. Proposals should be mailed to the Corporate Secretary, 6204 Falls of Neuse Road, Raleigh, North Carolina 27609.

DIRECTOR NOMINATIONS

The Executive Committee serves as the nominating committee. Because the Executive Committee serves in this function there is no nominating committee charter. Members of the committee are appointed by the Board. The committee is composed of Directors Ball, Barbour (Chairman), Francis, Futrell, Keener, Perry, Smith and Stancil, all of whom are considered by the Board to be independent directors within the meaning of Nasdaq Rule 4200(a)(15), except Mr. Barbour, our Chief Executive Officer and President.

The committee recommends to the Board the slate of director nominees to be proposed by the Board for election by the shareholders and any director nominees to be elected by the Board to fill interim director vacancies. In addition, this committee addresses general corporate governance matters on behalf of the Board. The committee also reviews the composition and function of the Board as a whole.

The committee considers the following criteria in selecting nominees: personal qualities and characteristics, accomplishments, and reputation in the business community; financial, regulatory, and business experience; current knowledge and contacts in the communities in which we do business; ability and willingness to commit adequate time to Board and committee matters; fit of the individual’s skills with those of other directors and potential directors in building a Board that is effective and responsive to our needs; independence; and any other factors the Board deems relevant, including diversity of viewpoints, background, experience, and other demographics. In addition, prior to nominating an existing director for re-election to the Board, the committee will consider and review an existing director’s board and committee attendance and performance; length of board service; experience, skills, and contributions that the existing director brings to the Board; and independence. While the Executive Committee does not have a written policy with regard to the consideration of diversity in identifying director nominees, it does consider diversity of expertise and experience to be an additional desirable characteristic in potential nominees.

To identify nominees, the committee will rely on personal contacts as well as its knowledge of members of the local communities. We have not previously used an independent search firm to identify nominees.

The committee will consider nominees for the Board of Directors recommended by shareholders. A shareholder may submit a nomination for director by delivering to the Corporate Secretary a written notice stating the name and age of each nominee, the nominee’s principal occupation, and the number of shares of our common stock he or she beneficially owns. The written consent of the nominee to serve as a director must also be provided by the shareholder making the nomination.

SHAREHOLDER COMMUNICATIONS

Shareholders and other interested parties may communicate with the Board by writing to Larry D. Barbour, our President and Chief Executive Officer, at North State Bancorp, 6204 Falls of Neuse Road, Raleigh, North Carolina 27609. Mr. Barbour will relay such communications to the Board of Directors.

OTHER MATTERS

The Board of Directors knows of no other business to be brought before the meeting, but intends that, as to any such other business, the shares will be voted pursuant to the proxy in accordance with the best judgment of the person or persons acting thereunder.

DIRECTIONS TO ANNUAL MEETING AT THE NORTH RIDGE COUNTRY CLUB

6612 FALLS OF NEUSE ROAD, RALEIGH, NORTH CAROLINA

From East of Raleigh

•	From US-64 West take the US-440 West exit 419 toward US-1/Wake Forest
•	Exit from US-440 West onto Wake Forest Road via exit 10 making left onto Wake Forest Road
•	Travel 3.7 miles on Wake Forest Road, which become Falls of Neuse Road, and arrive at 6612 Falls of Neuse Road on the right

From West of Raleigh

•	From I-40 east keep right on Wade Avenue exit 289 toward US-440/US-1 N
•	Merge onto US-440 N toward Wake Forest/Rocky Mount/Wilson
•	Exit from US-440 onto US-440 West onto Wake Forest Road via exit 10 making left onto Wake Forest Road
•	Travel 3.7 miles on Wake Forest Road, which becomes Falls of Neuse Road, and arrive at 6612 Falls of Neuse Road on the right

Appendix A

NORTH STATE BANCORP

Compensation Committee Charter

Adopted March 8, 2007

Organization

The Compensation Committee (the “Committee”) of the Board of Directors of North State Bancorp (the “Company”) was established pursuant to Section 3.9 of the Bylaws of the Company. The Board of Directors will appoint committee members annually for a term of one year. The members of the Committee will appoint the chairperson of the Committee. The Committee will consist of not more than four directors. All Committee members will meet the independence requirements of any applicable laws, rules and regulations governing independence, including any standards of independence as may be prescribed for purposes of any federal securities, tax or other laws relating to the Committee’s duties and responsibilities and the listing standards of any stock exchange or listing service on which the Company’s common stock may be listed (subject to any applicable exceptions permitted under such listing standards).

Purpose

The purpose of the Committee is the oversight of the Board’s responsibilities relating to compensation of the Company’s Chief Executive Officer and the Board of Directors.

Duties and Responsibilities

The Committee has overall responsibility for evaluating and determining the compensation of the Chief Executive Officer with overall approval from the Board of Directors and for evaluating the compensation of the Board of Directors. The Committee will have the following specific duties and responsibilities:

•	The Committee will have the sole authority to determine the compensation of the Company’s Chief Executive Officer subject to review by the Board of Directors.

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The Committee will annually review and approve the compensation of the Company’s Chief Executive Officer, including the corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluate his performance in light of those goals and objectives, and set his compensation based on this evaluation. The CEO will provide the Committee with such information on his compensation as may be requested by the Committee.

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The Committee will at least annually review with the Chief Executive Officer his determination of the compensation of the Company’s other executive officers and the material criteria used by the Chief Executive Officer and management in evaluating employee performance throughout the Company.

•	The Committee will periodically review and make recommendations to the Board with respect to the compensation of the Company’s directors.

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The Committee will prepare any analysis or report on executive compensation required to be included in the Company’s proxy statement and periodic reports pursuant to applicable federal securities rules and regulations, and recommend the inclusion of such analysis or report in the Company’s proxy statement and periodic reports.

•	The Committee will perform such duties and responsibilities as may be assigned to the Committee under the terms of any compensation plan of the Company.

In addition to the specific powers set forth in this Charter, the Committee will have such powers as may be necessary or appropriate for it to efficiently carry out its duties hereunder.

General

•	The Committee will meet at least four times each year, and more frequently as it determines necessary, and at such times and places as it deems appropriate.

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•	The Committee will regularly update the Executive Committee and the Board of Directors about its activities and recommendations.

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To carry out its duties and responsibilities, the Committee may retain a compensation consulting firm and other advisors as it thinks appropriate to assist it in the evaluation of the compensation of the Chief Executive Officer. The Committee will have sole authority to approve related fees and retention terms for such consultants and advisors.

•	The Committee will periodically review and assess the adequacy of this Charter and recommend changes to the Board. The Board of Directors must approve any amendments to this Charter.

•	The Committee will have full access to all books and records of the Company in carrying out its duties under this Charter.

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

NORTH STATE BANCORP

6204 Falls of Neuse Road

Raleigh, North Carolina 27609

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

June 3, 2010

The undersigned hereby appoints Jack M. Stancil and Charles T. Francis and each of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of North State Bancorp, a North Carolina corporation, held of record by the undersigned on April 9, 2010, at the Annual Meeting of Shareholders to be held at the North Ridge Country Club, 6612 Falls of Neuse Road, Raleigh, North Carolina, on Thursday, June 3, 2010 at 4:30 p.m., or at any adjournment(s) thereof. The following proposals to be brought before the meeting are more specifically described in the accompanying proxy statement.

(1)	Election of Directors:

[ ]	FOR ALL NOMINEES LISTED BELOW	[ ]	WITHHOLD AUTHORITY TO VOTE FOR
	(except as marked to the contrary below)		ALL NOMINEES LISTED BELOW

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE INDIVIDUAL NOMINEES STRIKE A LINE THROUGH THOSE NOMINEES’ NAMES BELOW:

Forrest H. Ball	Burley B. Mitchell, Jr.	Barry W. Partlo

Nutan T. Shah

(2)	To ratify the appointment of Dixon Hughes PLLC as the independent registered public accounting firm of the company for the fiscal year ending December 31, 2010:

[    ] VOTE FOR                                [    ] VOTE AGAINST                        [    ] ABSTAIN

(3)	In their discretion, to vote upon such other matters as may properly come before the meeting:

[    ] GRANT AUTHORITY                                    [     ] WITHHOLD AUTHORITY

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made this proxy will be voted for management’s slate of nominees for director listed above, for Proposal 2, and in the discretion of the proxies named herein on any other matter as may properly come before the meeting.

Signature

Signature, if held jointly

Please date and sign exactly as your name appears on your stock certificate. Joint owners should each sign. Trustees, custodians, executors and others signing in a representative capacity should indicate that capacity.

Date: , 2010

Please mark, sign, date and return this proxy card promptly using the enclosed envelope whether or not you plan to be present at the meeting. If you attend the meeting, you can vote either in person or by your proxy.